Exhibit 10.1

ICORIA shall pay a daily consulting rate (“Consulting FEE”) of Two Thousand Dollars ($2,000.00) per eight hour day for working in Research Triangle Park for two (2) days per week for up to six (6) months, Icoria will pay a daily rate (“Travel FEE”) of One Thousand Dollars ($1,000.00) per day plus expenses for travel days when the CONSULTANT is traveling to and from ICORIA and a Consulting Fee is not otherwise applicable. CONSULTANT will prepare and submit a biweekly account of all time spent providing Services in daily increments. Payment of the Consulting FEE and Travel FEE shall be rendered by ICORIA to coincide with its biweekly check runs and upon receipt of an invoice to be submitted on a biweekly basis by CONSULTANT following completing of each two (2) week period. ICORIA will pay CONSULTANT on or about the fifth (5th) and twentieth (20th ) day of the month for the services rendered in the prior two (2) week period, provided that CONSULTANT has submitted an invoice no later than the first (1st) and fifteenth (15th) day of the month for services rendered in the period two week period.